Exhibit 99.1

Company Investor/Media Contact:
DJO Incorporated
Mark Francois, Director of Investor Relations
(760) 734-4766
mark.francois@DJOglobal.com

FOR IMMEDIATE RELEASE

DJO INCORPORATED ANNOUNCES PLANNED TRANSITION OF PRESIDENT AND CEO LES CROSS

SAN DIEGO, CA, January 17, 2011 — DJO Incorporated (“DJO” or the “Company”), a global provider of medical device solutions for musculoskeletal health, vascular health and pain management, today announced the planned retirement of Leslie H. Cross, President and Chief Executive Officer (“CEO”).

Mr. Cross will transition into the vital and important role of non-executive Chairman of the DJO Board of Directors between now and June 30, 2011. “It is my good fortune to complete my professional career as DJO’s President and Chief Executive Officer,” said Les Cross. “Over the past 20-plus years, I have worked with many talented people who have contributed to DJO’s success and growth, and the company is well-positioned to continue that growth. As we enter 2011, DJO is in strong condition, has good momentum in its markets and many exciting opportunities before it.  I feel very comfortable that now is the right time to move into a role that will permit me to spend more time with my family.”

Mr. Cross and the DJO Board of Directors have commenced a search for a successor president and CEO for DJO and will make an announcement regarding the appointment of the successor prior to Mr. Cross’ transition.

About DJO Incorporated

DJO is a leading global developer, manufacturer and distributor of high-quality medical devices that provide solutions for musculoskeletal health, vascular health and pain management. The Company’s products address the continuum of patient care from injury prevention to rehabilitation after surgery, injury or from degenerative disease. Our products are used by orthopedic specialists, spine surgeons, primary care physicians, pain management specialists, physical therapists, podiatrists, chiropractors, athletic trainers and other healthcare professionals. In addition, many of the Company’s medical devices and related accessories are used by athletes and patients for injury prevention and at-home physical therapy treatment. The Company’s product lines include rigid and soft orthopedic bracing, hot and cold therapy, bone growth stimulators, vascular systems, medical compression therapy products, electrical stimulators used for pain management and physical therapy products. The Company’s surgical division offers a comprehensive suite of reconstructive joint products for the hip, knee and shoulder. DJO’s products are marketed under the brands Aircast®, DonJoy®, ProCare®, CMF™, Empi®, Saunders®, Chattanooga, DJO Surgical, Compex®, Cefar®-Compex® and Ormed®. ReAble Therapeutics, Inc. acquired DJO Incorporated in a transaction completed on November 20, 2007 (the “DJO Merger”). Following completion of the DJO Merger, ReAble changed its name to DJO Incorporated. DJO uses its website as a channel of distribution of material Company information. Financial and other material information regarding the Company is routinely posted and accessible at www.DJOglobal.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements relate to, among other things, the Company’s expectations about identifying and appointing a successor president and CEO for DJO and the Company’s future growth opportunities. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based on the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the Company’s ability to control or predict. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Other risk factors related to DJO are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the quarter ended October 2, 2010, filed on March 5, 2010 and November 5, 2010, respectively, with the Securities and Exchange Commission. Many of the factors that will determine the outcome of the subject matter of this press release are beyond the Company’s ability to control or predict.